FIRST AMENDMENT TO SALES AGREEMENT

THIS FIRST AMENDMENT TO SALES AGREEMENT (the “Amendment”) is entered into as of the 17th day of March, 2010, by and between CAPLEASE, INC. (the “Company”) and BRINSON PATRICK SECURITIES CORPORATION (the “Sales Manager”), as follows:

RECITALS:

WHEREAS, the Company and the Sales Manager have entered into a Sales Agreement dated as of October 9, 2009 (the “Initial Agreement”);

WHEREAS, the Company and the Sales Manager desire to amend the Agreement to provide for the sales of shares of the Company’s Series A Preferred Stock (the “Preferred Stock”) by Sales Manager.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, intending to be legally bound, the Company and the Sales Manager agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms not otherwise defined herein shall have the meaning attributed to them in the Agreement.

SECTION 2.  Sale of Preferred Stock.

(a)           Sections 1.1(a), 1.1(f), 1.1(i), 1.1(o), 1.1(p), 1.1(s), 1.1(w) and 1.1(z), of the Agreement shall be modified such that references to the Stock shall also include the Preferred Stock.

(b)           The following representation is added to Section 1.1 of the Agreement:

“(ee)  All of the outstanding shares of Preferred Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and none of such shares were issued in violation of any preemptive or other similar right.  The Preferred Stock, when issued and sold pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive or other similar right.  The Preferred Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

(c)           Articles II, III, IV, V, VI and VII of the Agreement are hereby amended by providing that all references to the Stock shall also include the Preferred Stock.

(d)           Company counsel shall provide such customary legal opinions regarding the Preferred Stock as the Sales Manager shall reasonably request in addition to the legal opinions required pursuant to Section 4.1(d) of the Initial Agreement.

SECTION 3. Counterparts.  This Amendment may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute a single agreement.

SECTION 4.  Binding Effect.  Except as expressly amended hereby, the Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.  Any reference to the “Agreement” or the “Sales Agreement” in the Agreement shall be deemed to be a reference to the Agreement as amended hereby.

SECTION 5.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Sales Agreement as of the day and year first written above.

CAPLEASE, INC.

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: General Counsel

BRINSON PATRICK SECURITIES CORPORATION

By:	/s/ Nino Jimenez
Name: Nino Jimenez
Title: Senior Vice President